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                                                                   Exhibit 10(i)




INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 3 to the Registration Statement No. 333-51676/811-8828 of New England Variable Annuity Separate Account on Form N-4 of our report dated April 10, 2003, relating to New England Variable Annuity Separate Account, and our report dated February 19, 2003, August 29, 2003 as to Notes 14 and 15, relating to New England Life Insurance Company (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in its method of accounting for goodwill and other intangible assets to conform to the Statement of Financial Accounting Standards No. 142 and an explanatory paragraph relating to the restatement described in Note 15 to the financial statements), both appearing in the Statement of Additional Information, which are part of such Registration Statement, and to the reference to us under the headings "Services Relating to the Variable Account and the Contracts" and "Experts" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP



Tampa, Florida
August 29, 2003